Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Cree Announces Preliminary Financial Results for the Third Quarter of Fiscal 2016

DURHAM, N.C., April 5, 2016 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced preliminary estimates of financial results for its third fiscal quarter ended March 27, 2016. Revenue for the quarter is estimated to be approximately $367 million, with earnings estimated to be ($0.01) loss to $0.01 per diluted share on a GAAP basis, and $0.13 to $0.15 per diluted share on a non-GAAP basis. These preliminary financial results are subject to completion of the Company’s customary quarterly closing and review procedures.

“The estimated revenue is below the Company’s previously targeted range of $400 million to $430 million due to lower Lighting Products revenue,” stated Chuck Swoboda, Cree Chairman and CEO. “I believe we’ve addressed the root causes that led to our recent business challenges. While it’s premature to provide specific targets at this time, the order rate in commercial lighting improved in March, and we’re optimistic that this, combined with demand for new products, will begin to drive growth in fiscal Q4.”

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Lighting Products revenue is estimated to be approximately $187 million, lower than previously targeted due primarily to lower commercial orders driven by three main factors: customer service disruptions related to our ERP system conversion, new product delays and a slower than forecast calendar Q1.

•	LED Products revenue is estimated to be in-line with the expectations for this segment in the Company’s previously announced revenue targets at approximately $151 million.

•	Power and RF Products revenue is estimated to be in-line with the expectations for this segment in the Company’s previously announced revenue targets at approximately $29 million.

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GAAP and non-GAAP gross margins are estimated to be below the Company’s previously announced targets at approximately 29.7% and 30.5%, respectively. The difference between GAAP and non-GAAP gross margin is stock-based compensation expense.

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GAAP and non-GAAP operating expenses are estimated to be $5 million lower than previously targeted. The difference between non-GAAP and GAAP operating expenses is stock-based compensation expense, amortization of acquired intangibles and income from equipment sales associated with the LED business restructuring.

•	The estimated earnings are below the Company’s previously targeted range of $0.04 to $0.11 per diluted share on a GAAP basis, and $0.22 to $0.29 per diluted share on a non-GAAP basis.

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During its third fiscal quarter the Company repurchased 0.6 million shares of its common stock under the Company’s stock repurchase program at an average price of $28.15 per share with an aggregate value of $17.8 million. After this repurchase, there is $350 million in aggregate purchase price value remaining in the Company’s stock repurchase program through June 26, 2016.

Conference Call:

The Company plans to hold a conference call today at 5:00 p.m. U.S. EDT to discuss these preliminary results. The conference call will be available to the public through a live audio web broadcast via the internet. For webcast details, visit Cree’s website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, mercury-free LED lighting. Cree is a market-leading innovator of lighting-class LEDs, lighting products and semiconductor products for power and radio frequency (RF) applications.

Cree's product families include LED lighting systems and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree's products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's preliminary financial results on both a GAAP and a non-GAAP basis. The preliminary GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our commercial lighting results will continue to suffer if new issues arise regarding the new ERP system we implemented in the third quarter of fiscal 2016; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that our equity method investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk that we have an increasingly complex supply chain and its ability to scale to enable maintaining a sufficient supply of raw materials; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures or investments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2015, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's financial measures presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP diluted earnings per share.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables or narrative included with this press release.
Non-GAAP measures presented in this press release are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include stock-based compensation expense, amortization or impairment of acquisition-related intangibles, asset retirement charges, or changes in the fair value of equity method investments, and the income taxes associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.

(Income) or costs associated with the LED business restructuring. In June 2015, Cree's board of directors approved a plan to restructure the LED business. The restructuring which was completed during Cree's second quarter of fiscal 2016 reduced excess capacity and overhead in order to improve the cost structure moving forward. The components of the restructuring included the planned sale or abandonment of certain manufacturing equipment, facility consolidation and the elimination of certain positions. Because these charges related to assets which have been retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not consider these charges to be reflective of ongoing operating results. During Cree’s third quarter of fiscal 2016, the Company realized a net gain on the sale of certain equipment made available for sale due to the restructuring. Cree does not consider this net gain to be reflective of ongoing operating results.
Changes in the fair value of equity method investments. The Company completed its common stock ownership investment in Lextar Electronics Corporation in the second quarter of fiscal 2015. The investment is accounted for under the equity method utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Preliminary Measures
(unaudited)

Preliminary Non-GAAP Diluted Earnings Per Share

		Fiscal 2016 Q3 Preliminary Estimate
GAAP Diluted (Loss)/ Earnings Per Share		($0.01) to $0.01
Adjustments:
Total stock-based compensation expense	$0.09
Amortization or impairment of acquisition-related intangibles	$0.06
Income associated w/ LED business restructuring	($0.01)
Net changes associated with equity method investments	$0.00
Total adjustments to GAAP Diluted Earnings Per Share		$0.14
Non-GAAP Diluted Earnings Per Share		$0.13 to $0.15

Source: Cree, Inc.